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BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 7 to the draft registration statement on Form F1 of our report dated June 07, 2024, of ZenaTech, Inc. relating to the audit of consolidated financial statements for the year ended December 31, 2023, and reference to our firm under the caption experts in the registration statement.

Bansal & Co. LLP

BANSAL & CO LLP New Delhi Chartered Accountants

Bansal & Co. LLP

July 25, 2024